Exhibit 99.1

Collegium Reports Fourth Quarter and Full-Year 2022 Financial Results

– Generated Record Quarterly and Full-Year Net Revenue of $129.6 and $463.9 Million –

– Ended 2022 with Cash Balance of $173.7 Million –

– Reaffirmed 2023 Financial Guidance –

– Conference Call Scheduled for Today at 4:30 p.m. ET –

STOUGHTON, Mass., February 23, 2023 – Collegium Pharmaceutical, Inc. (Nasdaq: COLL), a leading, diversified specialty pharmaceutical company committed to improving the lives of people living with serious medical conditions, today reported its financial results for the quarter and full-year ended December 31, 2022 and provided a corporate update.

“2022 was a pivotal year for Collegium Pharmaceutical. We acquired and seamlessly integrated BDSI, recognizing approximately $85 million in annual run-rate synergies; renegotiated Xtampza ER contracts, significantly reducing gross-to-net while maintaining broad access; and resolved all 27 opioid industry-related lawsuits brought against the Company,” said Joe Ciaffoni, President, and Chief Executive Officer of Collegium. “We expect 2023 to be a banner year highlighted by an acceleration of top- and bottom- line growth as we capitalize on lower Xtampza ER® gross-to-net and grow Xtampza ER and Belbuca® prescriptions on a full-year basis. We are committed to executing on our strategic priorities, including deploying capital in a disciplined manner, to create long-term value for shareholders.”

“Our fourth quarter results demonstrate Collegium’s financial strength as we delivered record net revenue, record adjusted EBITDA and robust operating cash flows,” said Colleen Tupper, Chief Financial Officer of Collegium. “We returned $19.1 million of capital to shareholders in 2022 and remain committed to strategically deploying capital with business development as our top priority, followed by rapid debt paydown and returning capital to shareholders through our $100 million share repurchase program. Our 2023 financial guidance conveys our confidence that 2023 will be a banner year.”

Full Year 2022 and 2023 Business Highlights

●	Completed Xtampza ER contract renegotiations, maintaining broad access while significantly decreasing rebates; Xtampza ER gross-to-net is expected to be in the range of 61% to 63% in 2023.
●	Acquired and seamlessly integrated BDSI and achieved annual run-rate synergies of approximately $85 million.
●	Returned $19.1 million in capital to shareholders in 2022, including $7.6 million in the quarter ended December 31, 2022, under the share repurchase program authorized by Collegium’s Board of Directors in August 2021.
●	Authorized a new share repurchase program in January 2023 to repurchase up to $100 million in common stock.
●	Completed a $241.5 million convertible senior note offering due in 2029. Net proceeds from the notes were used to partially repurchase outstanding convertible senior notes due in 2026 and the remainder of the net proceeds are expected to be used for general corporate purposes, including implementation of Collegium’s capital deployment strategy.
●	Achieved dismissal, pursuant to a master settlement agreement, of all 27 opioid industry-related lawsuits brought against the Company by cities, counties, and other subdivisions in the United States, in March 2022.
●	Announced the Federal Circuit’s decision upholding the judgment of the U.S. District Court for the District of Delaware regarding the validity of certain claims of the patents protecting Belbuca in December 2022. Collegium expects that, by virtue of the Federal Circuit’s decision, Alvogen will be barred from entering the market with its product until 2032.
●	Issued inaugural environmental, social and governance (ESG) report in February 2023.

Financial Guidance for 2023

The Company reaffirms its full-year 2023 financial guidance for Product Revenues, Net, Adjusted Operating Expenses and Adjusted EBITDA:

Product Revenues, Net	$565.0 to $580.0 million
Adjusted Operating Expenses (Excluding Stock-Based Compensation)	$135.0 to $145.0 million
Adjusted EBITDA (Excluding Stock-Based Compensation)	$355.0 to $370.0 million

Financial Results for Quarter Ended December 31, 2022

●	Product revenues, net were $129.6 million for the quarter ended December 31, 2022 (the “2022 Quarter”), compared to $27.4 million for the quarter ended December 31, 2021 (the “2021 Quarter”).
●	GAAP operating expenses were $38.0 million for the 2022 Quarter, compared to $32.8 million for the 2021 Quarter. Adjusted operating expenses, which exclude stock-based compensation expense of $5.7 million and acquisition related expenses of $0.1 million, were $32.3 million for the 2022 Quarter, compared to $20.4 million for the 2021 Quarter, which excluded stock-based compensation expense of $4.9 million, restructuring expenses of $4.6 million, and litigation settlements of $2.9 million.
●	GAAP net loss for the 2022 Quarter was $(7.2) million, with $(0.21) GAAP loss per share (basic and diluted), compared to GAAP net loss for the 2021 Quarter of $(25.0) million, with $(0.73) GAAP loss per share (basic and diluted). Non-GAAP adjusted net income for the 2022 Quarter was $42.2 million, with $1.09 adjusted earnings per share, compared to non-GAAP adjusted net loss for the 2021 Quarter of $(2.5) million, with $(0.07) adjusted loss per share.
●	Adjusted EBITDA for the 2022 Quarter was $76.4 million, compared to $(4.5) million for the 2021 Quarter.
●	The Company exited the 2022 Quarter with a cash balance of $173.7 million, up from $134.1 million as of September 30, 2022.

Financial Results for Year Ended December 31, 2022

●	Product revenues, net were $463.9 million for the year ended December 31, 2022 (“FY 2022”), compared to $276.9 million for the year ended December 31, 2021 (“FY 2021”).
●	GAAP operating expenses were $176.2 million for FY 2022, compared to $133.0 million for FY 2021. Adjusted operating expenses, which exclude stock-based compensation of $22.9 million and acquisition related expenses of $31.3 million, were $122.0 million for FY 2022, compared to $101.2 million for FY 2021, which excluded stock-based compensation expense of $24.3 million, restructuring expenses of $4.6 million, and litigation settlements of $2.9 million.
●	GAAP net loss for FY 2022 was $(25.0) million, with $(0.74) GAAP loss per share (basic and diluted), compared to GAAP net income for FY 2021 of $71.5 million, with $2.05 GAAP earnings per share (basic) and $1.86 GAAP earnings per share (diluted). Non-GAAP adjusted net income for FY 2022 was $152.7 million, with $3.96 adjusted earnings per share, compared to non-GAAP adjusted net income for FY 2021 of $102.2 million, with $2.58 adjusted earnings per share.
●	Adjusted EBITDA for FY 2022 was $266.0 million, compared to $118.3 million for FY 2021.

Conference Call Information

The Company will host a conference call and live audio webcast on Thursday, February 23, 2023, at 4:30 p.m. Eastern Time. To access the conference call, please dial (877) 407-8037 (U.S.) or (201) 689-8037 (International) and reference the “Collegium Q4 2022 Earnings Call.” An audio webcast will be accessible from the Investors section of the Company’s website: www.collegiumpharma.com. The webcast will be available for replay on the Company’s website approximately two hours after the event.

About Collegium Pharmaceutical, Inc.

Collegium is a leading, diversified specialty pharmaceutical company committed to improving the lives of people living with serious medical conditions. Collegium’s headquarters are located in Stoughton, Massachusetts. For more information, please visit the Company’s website at www.collegiumpharma.com.

Non-GAAP Financial Measures

To supplement our financial results presented on a GAAP basis, we have included information about certain non-GAAP financial measures. We use these non-GAAP financial measures to understand, manage and evaluate our business as we believe they provide additional information on the performance of our business. We believe that the presentation of these non-GAAP financial measures, taken in conjunction with our results under GAAP, provide analysts, investors, lenders and other third parties insight into our view and assessment of our ongoing operating performance. In addition, we believe that the presentation of these non-GAAP financial measures, when viewed with our results under GAAP and the accompanying reconciliations, provide supplementary information that may be useful to analysts, investors, lenders, and other third parties in assessing our performance and results from period to period. We report these non-GAAP financial measures to portray the results of our operations prior to considering certain income statement elements. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, net income or other financial measures calculated in accordance with GAAP.

In our quarterly and annual reports, earnings press releases and conference calls, we may discuss the following financial measures that are not calculated in accordance with GAAP, to supplement our consolidated financial statements presented on a GAAP basis.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income (loss) adjusted to exclude interest expense, interest income, the benefit from or provision for income taxes, depreciation, amortization, stock-based compensation, and other adjustments to reflect changes that occur in our business but do not represent ongoing operations. Adjusted EBITDA, as used by us, may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

There are several limitations related to the use of adjusted EBITDA rather than net income (loss), which is the nearest GAAP equivalent, such as:

●	adjusted EBITDA excludes depreciation and amortization, and, although these are non-cash expenses, the assets being depreciated or amortized may have to be replaced in the future, the cash requirements for which are not reflected in adjusted EBITDA;
●	we exclude stock-based compensation expense from adjusted EBITDA although (a) it has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy and (b) if we did not pay out a portion of our compensation in the form of stock-based compensation, the cash salary expense included in operating expenses would be higher, which would affect our cash position;
●	adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs;
●	adjusted EBITDA does not reflect the benefit from or provision for income taxes or the cash requirements to pay taxes;
●	adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
●	we exclude impairment expenses from adjusted EBITDA and, although these are non-cash expenses, the asset being impaired may have to be replaced in the future, the cash requirements for which are not reflected in adjusted EBITDA;
●	we exclude restructuring expenses from adjusted EBITDA. Restructuring expenses primarily include employee severance and contract termination costs that are not related to acquisitions. The amount and/or frequency of these restructuring expenses are not part of our underlying business;
●	we exclude litigation settlements from adjusted EBITDA, as well as any applicable income items or credit adjustments due to subsequent changes in estimates. This does not include our legal fees to defend claims, which are expensed as incurred;
●	we exclude acquisition related expenses as the amount and/or frequency of these expenses are not part of our underlying business. Acquisition related expenses include transaction costs, which primarily consisted of financial advisory, banking, legal, and regulatory fees, and other consulting fees, incurred to complete the acquisition, employee-related expenses (severance cost and benefits) for terminated employees after the acquisition, and miscellaneous other acquisition related expenses incurred; and
●	we exclude recognition of the step-up basis in inventory from acquisitions (i.e., the adjustment to record inventory from historic cost to fair value at acquisition) as the adjustment does not reflect the ongoing expense associated with sale of our products as part of our underlying business.

Adjusted Operating Expenses

Adjusted operating expenses is a non-GAAP financial measure that represents GAAP operating expenses adjusted to exclude stock-based compensation expense, and other adjustments to reflect changes that occur in our business but do not represent ongoing operations.

Adjusted Net Income and Adjusted Earnings Per Share

Adjusted net income is a non-GAAP financial measure that represents GAAP net income adjusted to exclude significant income and expense items that are non-cash or not indicative of ongoing operations, including consideration of the tax effect of the adjustments. Adjusted earnings per share is a non-GAAP financial measure that represents adjusted net income per share. Adjusted weighted-average shares - diluted is calculated in accordance with the treasury stock, if-converted, or contingently issuable accounting methods, depending on the nature of the security.

Reconciliations of adjusted EBITDA, adjusted operating expenses, adjusted net income, and adjusted earnings per share to the most directly comparable GAAP financial measures are included in this press release.

The Company has not provided a reconciliation of its full-year 2023 guidance for adjusted EBITDA or adjusted operating expenses to the most directly comparable forward-looking GAAP measures, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K, because the Company is unable to predict, without unreasonable efforts, the timing and amount of items that would be included in such a reconciliation, including, but not limited to, stock-based compensation expense, acquisition related expense and litigation settlements. These items are uncertain and depend on various factors that are outside of the Company’s control or cannot be reasonably predicted. While the Company is unable to address the probable significance of these items, they could have a material impact on GAAP net income and operating expenses for the guidance period. A reconciliation of adjusted EBITDA or adjusted operating expenses would imply a degree of precision and certainty as to these future items that does not exist and could be confusing to investors.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as "predicts," "forecasts," "believes," "potential," "proposed," "continue," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "should" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Examples of forward-looking statements contained in this press release include, among others, statements related to our full-year 2023 financial guidance, including projected product revenue, adjusted operating expenses and adjusted EBITDA, current and future market opportunities for our products and our assumptions related thereto, expectations (financial or otherwise) and intentions, and other statements that are not historical facts. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results, performance, or achievements to differ materially from the company's current expectations, including risks relating to, among others: risks related to the ability to realize the anticipated benefits of our acquisitions at all or within the expected time period; unknown liabilities; risks related to future opportunities and plans for our products, including uncertainty of the expected financial performance of such products; the impact of the COVID-19 pandemic on our ability to conduct our business, reach our customers, and supply the market with our products; our ability to commercialize and grow sales of our products; our ability to manage our relationships with licensors; the success of competing products that are or become available; our ability to obtain and maintain regulatory approval of our products and any product candidates, and any related restrictions, limitations, and/or warnings in the label of an approved product; the size of the markets for our products and product candidates, and our ability to service those markets; our ability to obtain reimbursement and third-party payor contracts for our products; the rate and degree of market acceptance of our products and product candidates; the costs of commercialization activities, including marketing, sales and distribution; changing market conditions for our products; the outcome of any patent infringement or other litigation that may be brought by or against us; the outcome of any governmental investigation related to our business; our ability to secure adequate supplies of active pharmaceutical ingredient for each of our products and manufacture adequate supplies of commercially saleable inventory; our ability to obtain funding for our operations and business development; regulatory developments in the U.S.; our expectations regarding our ability to obtain and maintain sufficient intellectual property protection for our products; our ability to comply with stringent U.S. and foreign government regulation in the manufacture of pharmaceutical products, including U.S. Drug Enforcement Agency, or DEA, compliance; our customer concentration; and the accuracy of our estimates regarding expenses, revenue, capital requirements and need for additional financing. These and other risks are described under the heading "Risk Factors" in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the SEC. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Investor Contact:
Christopher James, M.D.
Vice President, Investor Relations
ir@collegiumpharma.com

Media Contact:
Marissa Samuels
Vice President, Corporate Communications
communications@collegiumpharma.com

Collegium Pharmaceutical, Inc.

Unaudited Selected Consolidated Balance Sheet Information

(in thousands)

	December 31,	December 31,
	2022	2021
Cash and cash equivalents	$173,688	$186,426
Accounts receivable, net	183,119	105,844
Inventory	46,501	17,394
Prepaid expenses and other current assets	16,681	5,879
Property and equipment, net	19,521	19,491
Operating lease assets	6,861	7,644
Intangible assets, net	567,468	268,723
Restricted cash	2,547	2,547
Deferred tax assets	23,950	78,042
Other noncurrent assets	100	87
Goodwill	133,695	—
Total assets	$1,174,131	$692,077

Accounts payable and accrued expenses	39,623	33,403
Accrued rebates, returns and discounts	230,491	196,996
Term notes payable	560,078	110,019
Convertible senior notes	140,873	139,966
Operating lease liabilities	8,224	8,765
Shareholders’ equity	194,842	202,928
Total liabilities and stockholders’ equity	$1,174,131	$692,077

Collegium Pharmaceutical, Inc.

Unaudited Condensed Statements of Operations

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Product revenues, net	$129,620	$27,362	$463,933	$276,868
Cost of product revenues
Cost of product revenues (excluding intangible asset amortization)	37,552	11,900	118,190	59,070
Intangible asset amortization and impairment	42,279	16,795	136,255	67,181
Total cost of products revenues	79,831	28,695	254,445	126,251
Gross profit	49,789	(1,333)	209,488	150,617
Operating expenses
Research and development	—	1,609	3,983	9,451
Selling, general and administrative	38,032	26,602	172,186	118,960
Restructuring	—	4,578	—	4,578
Total operating expenses	38,032	32,789	176,169	132,989
Income (loss) from operations	11,757	(34,122)	33,319	17,628
Interest expense	(20,575)	(4,757)	(63,213)	(21,014)
Interest income	1,027	3	1,047	12
Loss before income taxes	(7,791)	(38,876)	(28,847)	(3,374)
Benefit from income taxes	(592)	(13,842)	(3,845)	(74,891)
Net (loss) income	$(7,199)	$(25,034)	$(25,002)	$71,517

(Loss) earnings per share — basic	$(0.21)	$(0.73)	$(0.74)	$2.05
Weighted-average shares — basic	33,582,202	34,123,309	33,829,495	34,936,817

(Loss) earnings per share — diluted	$(0.21)	$(0.73)	$(0.74)	$1.86
Weighted-average shares — diluted	33,582,202	34,123,309	33,829,495	41,045,805

Collegium Pharmaceutical, Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
GAAP net (loss) income	$(7,199)	$(25,034)	$(25,002)	$71,517
Adjustments:
Interest expense	20,575	4,757	63,213	21,014
Interest income	(1,027)	(3)	(1,047)	(12)
Benefit from income taxes	(592)	(13,842)	(3,845)	(74,891)
Depreciation	825	424	2,684	1,736
Amortization	37,493	16,795	131,469	67,181
Impairment expense	4,786	—	4,786	—
Stock-based compensation expense	5,670	4,912	22,874	24,255
Restructuring	—	4,578	—	4,578
Litigation Settlements	—	2,935	—	2,935
Acquisition related expenses	88	—	31,297	—
Recognition of step-up basis in inventory	15,824	—	39,584	—
Total adjustments	$83,642	$20,556	$291,015	$46,796
Adjusted EBITDA	$76,443	$(4,478)	$266,013	$118,313

Collegium Pharmaceutical, Inc.

Reconciliation of GAAP Operating Expenses to Adjusted Operating Expenses

(in thousands)

(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
GAAP operating expenses	$38,032	$32,789	$176,169	$132,989
Adjustments:
Stock-based compensation	5,670	4,912	22,874	24,255
Restructuring	—	4,578	—	4,578
Litigation Settlements	—	2,935	—	2,935
Acquisition related expenses	88	—	31,297	—
Total adjustments	$5,758	$12,425	$54,171	$31,768
Adjusted operating expenses	$32,274	$20,364	$121,998	$101,221

Collegium Pharmaceutical, Inc.

Reconciliation of GAAP Net Income to Adjusted Net Income and Adjusted Earnings Per Share

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
GAAP net (loss) income	$(7,199)	$(25,034)	$(25,002)	$71,517
Adjustments:
Non-cash interest expense	2,383	779	8,285	3,406
Amortization	37,493	16,795	131,469	67,181
Impairment expense	4,786	—	4,786	—
Stock-based compensation expense	5,670	4,912	22,874	24,255
Restructuring	—	4,578	—	4,578
Litigation settlements	—	2,935	—	2,935
Acquisition related expenses	88	—	31,297	—
Recognition of step-up basis in inventory	15,824	—	39,584	—
Discrete deferred tax benefit from valuation allowance release	—	—	—	(62,649)
Income tax effect of above adjustments (1)	(16,855)	(7,445)	(60,553)	(9,071)
Total adjustments	$49,389	$22,554	$177,742	$30,635
Non-GAAP adjusted net income (loss)	$42,190	$(2,480)	$152,740	$102,152

Adjusted weighted-average shares — diluted (2)	39,644,115	34,123,309	39,531,814	41,045,805
Adjusted earnings (loss) per share (2)	$1.09	$(0.07)	$3.96	$2.58

(1)	The income tax effect of the adjustments was calculated by applying our blended federal and state statutory rate of 26% to the items that have a tax effect. As such, the non-GAAP effective tax rates for the three months ended December 31, 2022 and 2021 were 25.4% and 24.8%, respectively, and the non-GAAP effective tax rates for the years ended December 31, 2022 and 2021 were 25.4% and 22.8%, respectively.
(2)	Adjusted weighted-average shares - diluted were calculated using the “if-converted” method for the convertibles notes in accordance with ASC 260, Earnings per Share. As such, for periods where non-GAAP adjusted income (loss) was in an income position, adjusted earnings per share includes 4,925,134 shares related to the assumed conversion of the convertible notes and the associated cash interest expense added-back to non-GAAP adjusted net income, as well as other potentially dilutive securities to the extent that they are not antidilutive.